UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2026

CABOT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
1-5667		04-2271897
(Commission File Number)		(IRS Employer Identification No.)

TWO SEAPORT LANE, SUITE 1400, BOSTON, Massachusetts	02210-2019
(Address of Principal Executive Offices)	(Zip Code)

(617) 345-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value per share	CBT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2026, Sean D. Keohane of Cabot Corporation (the “Company”) notified the Company’s Board of Directors (the “Board”) of his decision to retire as President and Chief Executive Officer and resign as a Director of the Company and a member of the Board’s Executive Committee, each effective September 30, 2026. Mr. Keohane will remain a non-executive employee of the Company through December 31, 2026 to assist in a smooth transition of his responsibilities.

On July 29, 2026, the Board of Directors elected Erica McLaughlin President and Chief Executive Officer of the Company, effective October 1, 2026. Ms. McLaughlin was also elected as a member of the Board of Directors of the Company, effective October 1, 2026, and will serve on the Board’s Executive Committee. Ms. McLaughlin will serve as a Director in the class whose term expires at the 2029 Annual Meeting of Stockholders. In connection with her election as President and Chief Executive Officer, Ms. McLaughlin resigned from her position as Executive Vice President of the Company effective September 30, 2026. The Company has commenced a search process to identify a new Chief Financial Officer.

Ms. McLaughlin joined Cabot in 2002. She was elected Executive Vice President effective December 2022, Senior Vice President and Chief Financial Officer in May 2018, and in October 2018 she assumed responsibility for Corporate Strategy.

In connection with Ms. McLaughlin’s election to the office of President and Chief Executive Officer, the Compensation Committee has approved an increase in her base salary to $910,000 per year, effective October 1, 2026. The Committee has also increased the target award payable to Ms. McLaughlin under the Cabot Corporation 2018 Short Term Incentive Compensation Plan for performance periods beginning in the Company’s fiscal 2027 to 120% of her base salary.

There is no arrangement or understanding between Ms. McLaughlin and any other person pursuant to which she was appointed President and Chief Executive Officer or as a member of the Board. There are no transactions involving Ms. McLaughlin requiring disclosure under Item 404(a) of Regulation S-K of the SEC.

As an inducement for Mr. Keohane to remain an employee until December 31, 2026 to assist with the transition of his responsibilities, the Company has entered into a transition agreement (the “Transition Agreement”) with Mr. Keohane. Pursuant to the Transition Agreement, Mr. Keohane will continue to receive his base salary and other benefits as in effect prior to his transition and, upon the termination of his employment and his execution and delivery of a post-employment general release and waiver of claims and a non-competition and non-solicitation agreement, the Company has agreed: (i) to treat Mr. Keohane’s outstanding equity awards as eligible for retirement vesting treatment in accordance with the retirement vesting provisions set forth in the Company equity awards, and (ii) provide financial planning benefits to Mr. Keohane for a period of twenty-four months following his retirement from the Company.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full terms and conditions of the Transition Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1, and which is incorporated in this Item 5.02 by reference.

Item 7.01. Regulation 7.01 Disclosure.

On July 30, 2026, the Company issued a press release regarding the Company’s management transition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Transition Agreement, dated July 29, 2026, between Cabot Corporation and Sean D. Keohane

99.1	Press release issued by Cabot Corporation on July 30, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT CORPORATION

	By:	/s/ Karen A. Kalita
	Name:	Karen A. Kalita
	Title:	Senior Vice President and General Counsel

Date: July 30, 2026